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                                                                   EXHIBIT 10.16

                               YELLOW CORPORATION
                       DIRECTORS' STOCK COMPENSATION PLAN

                                OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement"), made this 2nd day of January, ________, between Yellow Corporation (the "Company"] [name of director] (the "Grantee"), evidences the agreement made between the Company and the Grantee by virtue of the Grantee's acceptance of the Stock Option (the "Option"), granted under the Company's Directors' Stock Compensation Plan.

      1. Grant; Number of Shares. The Grantee has been granted an Option covering 2,000 shares of the common stock of the Company.

      2. Exercise Price. The price at which shares may be acquired on exercise of the Option is $______ per share.

      3. Term of Option. The term of the Option is from January 2, ______, until the close of business at the executive offices of the Company on January 2, [fifth anniversary of date of grant].

      4. When Option Becomes Exercisable. Except as otherwise provided in Paragraph 5, all shares become exercisable on July 1, [six months from date of grant]. Once shares become exercisable, they may be exercised in part or in whole from that date through [fifth anniversary of date of grant].

      5. Acceleration of Exercisability. Notwithstanding the provisions of Paragraph 4 of this Agreement:

      (a) If the Grantee's membership on the Board terminates by reason of retirement following attainment of age 70, disability, or not being renominated or re-elected to the Board, all outstanding options held by Grantee shall become fully exercisable and may be exercised in whole and part for a period of

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one year from the date upon which the Director ceases to be a director provided in no event shall any options be exercisable beyond the period provided for in Paragraph 4, above. If Grantee's membership on the Board terminates by reason of Grantee's resignation or death, all outstanding options held by Grantee, but only to the extent then exercisable, may be exercised by the Grantee (or, in the event of the Grantee's death, the person or persons to whom such Option passes by will or the laws of descent and distribution) in whole or in part for a period of one year from the date of such resignation or death, provided in no event shall any options be exercisable beyond the period provided for in Paragraph 4, above. If Grantee's membership on the Board is terminated for cause, all outstanding options held by such Grantee shall immediately expire upon such termination.

      (b) If the Company is wholly or partially liquidated, or is a party to a merger, consolidation or reorganization in which it is not the surviving entity, this Option shall become immediately exercisable.

      6. Method of Exercise. Rights presented by this Option shall be exercised by written notice which shall state:

      (a) The election to exercise those rights;

      (b) The number of shares in respect to which the Option is being exercised;

      (c) The person(s) in whose name the stock certificate(s) receivable on exercise of the Option are to be registered; and

      (d) The address and social security number of each such person.

      The notice shall be signed by the person(s) entitled to exercise and option and, if the Option is being exercised by a person or persons other than


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the Grantee, shall be accompanied by proof, satisfactory to the Company, of the right of such person(s) to exercise the Option. Payment of the purchase price of any shares shall be either by (1) personal check, which must be delivered with the notice of exercise; (2) surrender of shares of Company stock certificates for which shares transferring ownership to the Company must accompany the notice (this Option may be combined with the first Option to allow payment in both stock and cash); or (3) cashless exercise pursuant to the cashless exercise program offered by the Company. As a condition of the exercise of the Option, the Company may require the person(s) exercising the Option to make any representation, warranty or undertaking required by any applicable law or regulation. A notice of exercise is effective from and after it is received by the Secretary of the Company.

      7. Transferability of Option. The Option granted to grantee may be transferred to a member or members of the Grantee's immediate family, or to a trust for the benefit of such immediate family member(s), or a partnership in which such immediate family member(s) are partners. For purposes of this provision, a Grantee's immediate family shall mean the Grantee's spouse, children and grandchildren. Options may also be transferred pursuant to a qualified domestic relations order.

      8. Option Subject to Plan. A copy of the Plan is attached to this Agreement. The provisions of the Plan as now in effect are hereby incorporated in this Agreement by reference as though fully set forth herein. Grantee acknowledges that he or she has received, reviewed, and understands the Plan, including the provisions of the Committee's decision on any matter arising out of the Plan is conclusive and binding.


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      9. Definitions. Unless redefined herein, all terms defined in the Plan have the same meaning when used in this Agreement.

      10. Registration. Notwithstanding anything else in this Plan, this Option is not exercisable until such time as the Company complies with all regulatory requirements regarding registration of the shares to be issued under the terms of the Plan.


                                            YELLOW CORPORATION


                                            By:
                                               -----------------------------

                                            Title:
                                                 ---------------------------

                                            GRANTEE


                                            --------------------------------


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